UNITED STATES

SECURITIESAND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Curascientific Corporation

(Exact name of registrant as specified in charter)

Florida 000-56325 84-5079920

(State or other Jurisdiction of Incorporation)

(Commission File Number) (IRS Employer Identification No.)

     51544 Cesar Chavez Street, Coachella, California95945

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (909) 435-1642

ChecktheappropriateboxbelowiftheForm8-Kfilingisintendedtosimultaneouslysatisfythefilingobligationofregistrantunderanyofthefollowing provisions:

🞏 Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

🞏 Soliciting material pursuant to Rule14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

🞏 Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

🞏 Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 🞏

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors and Officers

On December 29, 2023 William Reed resigned as Chairman, CEO, Secretary and Treasurer from Curascientific Corporation, (the “Company”). As a part of this dismissal, Mr. Reed will cancel and return to treasury all Preferred Series B Shares.

Appointment of Samuel Berry

On December 29, 2023, the Board of Directors of the Company appointed Samuel Berry to serve as the Interim Chairman of the Board of the Company, Chief Executive Officer, President and Secretary.

Samuel Berry, age 46, is a graduate from Keene State College in New Hampshire with a Bachelor of Science, and a graduate of Florida International University with a Master of Science. Mr. Berry has 10 years’ experience with the operations of public companies; with over 20 years of business experience in management.

In connection with this appointment as Chairman and Chief Executive Officer, Mr. Berry entered into an employment agreement with the Company with a one- year term, pursuant to which Mr. Berry will receive $50,000 in Preferred Series A Stock and 2,500 Preferred Series B Shares.

Other than as set forth above, there are no arrangements or understandings with Mr. Berry pursuant to which he was appointed as an officer director of the Company, and there are no related party transactions between the Company and Mr. Berry that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit 10.1Employment Agreement, dated December 29, 2023 between Curascientific and Samuel Berry

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Actof1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Curascientific Corporation

Date: December 29, 2023

By:   /s/Samuel Berry

Name: Samuel Berry

Title: Chief Executive Officer

Exhibit10.1

EMPLOYMENTAGREEMENT

This Agreement is dated December 29, 2023, between Samuel Berry, further referred to as the (“Employee”) and Curascientific Corporation, further referred to as the (“Company”).

RECITALS

Whereas the company desires to enter into this employment agreement with the employee appointing the Employee as Chairman, CEO, Treasurer and Secretary, and

Whereas, both parties have reviewed this agreement and any/all documents delivered pursuant hereto, and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement, and

Whereas, both parties desire to make certain representations, warranties, and agreements in connection here under the following terms and conditions:

AGREEMENT

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Job Description: As the Interim Chairman of the Board of Directors, the employee shall facilitate the operations and deliberations of the Board and the satisfaction of the Board’s functions and responsibilities under its mandate. As the chief executive officer (CEO), the employee shall plan the company’s overall strategies and policies. This includes responsibility for all components and departments of a business. The CEO will ensure that the organization’s leadership is constantly aware of key external and internal factors.

Term: The term of this agreement is for a period of one year and renewable with consent on an annual basis.

Compensation: The Employee will receive $50,000 of Preferred Series A Stock, and 2,500 Preferred Series B Shares.

Confidentiality: The provisions of this Agreement are confidential and private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent authority.

The employee agrees and acknowledges that during this agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of company.

Such confidential and/or proprietary information includes but is not limited to the following of company, its agents, contractors, employees and all affiliates: corporate and/or financial information and records of company or any client, customer or associate of company; information regarding artists or others under contract, or in contact with, company; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information; documents regarding company website and any company product, including intellectual property.

The employee represents and warrants to the company that he will not divulge confidential, proprietary information of company to anyone or anything without the advance, express consent of company, and further will not use any proprietary information of company for his or anyone else’s gain or advantage during and after the term of this agreement.

Further Representations and Warranties: The employee acknowledges that this is an employment position and represents that he will perform his duties and functions herein in a timely, competent, and professional manner. The employee represents and warrants that he will be fair in his dealing with company and will not knowingly do anything against the interests of company and its shareholders.

MISCELLANEOUS PROVISIONS

Expenses: Each party shall bear its respective costs, fees and expenses associated with the entering into or conducting its obligations under this Agreement; Unless otherwise such expense is approved in writing by the company.

Indemnification: Any party, when an offending party, agrees to indemnify and hold harmless the other non- offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

Breach: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.

Assignment: This Agreement is assignable only with the written permission of the company.

Amendment: ThisAgreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto, if any, are deemed to be a part hereof.

Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.

Arbitration: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration in California. Arbitration shall be governed by the rules of the American Arbitration Association. The arbitrator(s) may award reasonable attorney fees and costs to the prevailing party. Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within California.

Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

INWITNESSWHEREOF, the Parties hereto have executed this Agreement on the date first written above.

/s/ William Reed

_____________________________

William Reed, CEO

/s/ Samuel Berry

_____________________________

Samuel Berry, Employee